EXHIBIT 10.6

                     RETIREMENT PLAN FOR OUTSIDE DIRECTORS
                             AMENDED AND RESTATED


             Federal Screw Works (the "Company") hereby adopts this Retirement Plan for Outside Directors (the "Plan"), effective August 12, 1994, as restated effective February 24, 1995.

             1. An annual honorarium shall continue to be paid to an Outside Director who has served at least five (5) years on the Board who hereafter retires, dies, or is not re-elected to the Board. Upon the death of the Director, payment shall be made, or continue to be made, to the Director's surviving spouse or to any trust if, and so long as, the surviving spouse is an income beneficiary thereof or to such Contingent Beneficiary as was designated as such in writing by the Director. The payments shall be made for the number of years of the Director's Board service but not to exceed a total of fifteen (15) years if paid to the Director, his surviving spouse, or such trust. If less than ten (10) such annual payments have been made in the aggregate to the Director and his surviving spouse or such spousal trust, the remainder of such payments, but not to exceed a total of ten (10) in the aggregate, shall be paid to the Contingent Beneficiary designated by the Director. The annual aggregate payment shall be either the base Director annual honorarium in effect at the time of such event (excluding separate compensation as Committee Chairman and excluding any Meeting fees), or Eighteen Thousand ($18,000.00) Dollars, whichever is greater. The payment shall be made quarterly in arrears.

             2. An Outside Director who has had prior service on the Board while serving as an Officer of the Company and who has retired from such office but



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continues serving as a Member of the Board of Directors will qualify to receive payments under this plan after serving at least one (1) year as an Outside Director. The benefit for such a Director shall be calculated as if his entire Board service had been as an Outside Director.

             3. "Outside Director" is defined as a Director who is not an Officer of the Company.

             4. The Chief Executive Officer is authorized to approve, on behalf of the Company, such trust or other agreement as shall provide security which he considers appropriate for confirmation of this Company obligation.



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